Exhibit 13.1

Roan Holdings Group Co., Ltd.

Section 906 Certification of Chief Executive Officer

I, Zhiyong Tang, Chief Executive Officer of Roan Holdings Group Co., Ltd., a British Virgin Islands company (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Company’s annual report on Form 20-F for the fiscal year ended December 31, 2022, to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2023

By:	/s/ Zhiyong Tang
Name:	Zhiyong Tang
Title:	Chief Executive Officer

Roan Holdings Group

147 Yuhuangshannan Fund Town, Shangcheng District,

Hangzhou, Zhejiang, 310002, CHINA

+86 571 8662 1775

https://www.roanholdingsgroup.com